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                                  Exhibit 11
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                                                                      Exhibit 11

                          MUTUAL RISK MANAGEMENT LTD.
                       COMPUTATION OF EARNINGS PER SHARE


                                                Quarter Ended September 30,  Nine Months Ended September 30

                                                       1997         1996         1997         1996
                                                     (in thousands except share and per share amounts)
Primary
-------

Net income available to common shareholders     $    13,084  $     9,433   $    34,895   $    27,565
                                                ===========  ===========   ===========   ===========

Weighted Average Common Shares
 Common shares outstanding                       37,422,524   36,496,954    37,298,504    36,247,978
                                                -----------  -----------   -----------   -----------

Common share equivalents associated with
   options and Redeemable Common Shares:
  Options                                         3,824,704    3,295,382     3,824,704     3,295,382
  Redeemable Common Shares                          937,168      937,168       937,168       937,168
                                                -----------  -----------   -----------   -----------
                                                  4,761,872    4,232,550     4,761,872     4,232,550

Common Shares purchased with proceeds from
options exercised                                (2,112,426)  (2,489,418)   (2,459,066)   (2,275,222)
                                                -----------  -----------   -----------   -----------
                                                  2,649,446    1,743,132     2,302,806     1,957,328
                                                -----------  -----------   -----------   -----------
Total Weighted Average Common Shares             40,071,970   38,240,086    39,601,310    38,205,306
                                                ===========  ===========   ===========   ===========
Primary Earnings Per Common Share:
Net income available to common shareholders           $0.33        $0.24         $0.88         $0.72
                                                ===========  ===========   ===========   ===========

Fully Diluted
-------------
Net income available to common shareholders     $    13,084  $     9,433   $    34,895   $    27,565
Debenture interest                                    1,632        1,549         4,840         4,595
                                                $    14,716  $    10,982   $    39,735   $    32,160
                                                ===========  ===========   ===========   ===========
Weighted Average Common Shares
 Common shares outstanding                       37,422,524   36,496,954    37,298,504    36,247,978
                                                -----------  -----------   -----------   -----------

Common share equivalents associated with
 options, Redeemable Common Shares
 and Convertible Debentures:
  Options                                         3,824,704    3,295,382     3,824,704     3,295,382
  Redeemable Common Shares                          937,168      937,168       937,168       937,168
  Convertible Debentures                          6,978,800    6,978,800     6,978,800     6,978,800
                                                -----------  -----------   -----------   -----------
                                                 11,740,672   11,211,350    11,740,672    11,211,350

Common Shares purchased with proceeds from
options exercised                                (2,112,426)  (2,489,418)   (2,459,066)   (2,275,222)
                                                -----------  -----------   -----------   -----------
                                                  9,628,246    8,721,932     9,281,606     8,936,128
                                                -----------  -----------   -----------   -----------

Total Weighted Average Common Shares             47,050,770   45,218,886    46,580,110    45,184,106
                                                ===========  ===========   ===========   ===========
Fully Diluted Earnings Per Common Share:
  Net income available to common shareholders   $      0.31  $      0.24   $      0.85   $      0.71
                                                ===========  ===========   ===========   ===========
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